UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2019

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Block 10-1
Blanchardstown Corporate Park, Ballycoolin Dublin 15, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 485 1200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares* Ordinary Shares, nominal value $0.01 per share**	AVDL N/A	The Nasdaq Global Market

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) Ordinary Share.

** Not for trading, but only in connection with the listing of American Depositary Shares on The Nasdaq Global Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On December 2, 2019, Avadel Pharmaceuticals plc (the “Company”) appointed Thomas S. McHugh as Chief Financial Officer. Mr. McHugh will also serve as the Company’s principal financial officer and principal accounting officer.

As Chief Financial Officer, Mr. McHugh will be paid an annual base salary of $385,000 and, beginning in 2020, will be eligible to receive an annual performance-based bonus equal to 40% of his base salary. In connection with his appointment, Mr. McHugh will be granted stock options to purchase 250,000 shares of the Company’s American Depositary Shares (the “Equity Award”). The Equity Award will vest in equal installments over a four year period beginning on October 22, 2020. Mr. McHugh will enter in to an employment agreement with the Company at a later date.

Prior to joining the Company, Mr. McHugh, 54, served as the Senior Vice President of Finance of Ironshore Pharmaceuticals & Development, Inc., a pharmaceuticals company, from November 2018 to November 2019. Prior to his time at Ironshore, from January 2015 to November 2018, Mr. McHugh was an independent consultant. Mr. McHugh also previously served as Chief Financial Officer and Treasurer at Lumara Health, a specialty pharmaceutical company focused on maternal fetal medicine and obstetrics/gynecology from January 2009 to November 2014. Mr. McHugh holds a master’s degree in accounting from Northeastern University and a bachelor’s degree in finance from Bentley University.

There are no arrangements or understandings between Mr. McHugh and any other person pursuant to which he was appointed as an executive officer of the Company, and there are no relationships between Mr. McHugh and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Mr. McHugh as Chief Financial Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Departure of Chief Financial Officer

On December 2, 2019, the Company also announced that Michael Kanan resigned as Chief Financial Officer, principal financial officer and principal accounting officer effective immediately. Mr. Kanan will remain at the Company until December 31, 2019 in order to allow for an orderly transition.

Item 9.01.	Exhibits

(d)	Exhibits

99.1	Press Release Issued by the Company on December 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 2, 2019	AVADEL PHARMACEUTICALS PLC

	By:	/s/ Phillandas T. Thompson
		Name:	Phillandas T. Thompson
		Title:	Senior Vice President, General Counsel and Corporate Secretary